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                                                                 EXHIBIT 10.16

                     STANDARD OFFICE LEASE AGREEMENT (NET)

THIS LEASE AGREEMENT (hereinafter called the "Lease Agreement") made as of the 24th day of April, 1998, by and between NORTHLAND CENTER LIMITED PARTNERSHIP, a Minnesota limited partnership having offices at Suite 200, 3500 West 80th Street, Bloomington, Minnesota, 55431 (hereinafter called the "Landlord"), and CLARK/BARDES, INC. D/B/A BANK COMPENSATION STRATEGIES GROUP, a Texas corporation (hereinafter called the "Tenant").

                                   WITNESSETH

     A. FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area depicted on Exhibit A-1 attached hereto, and by this reference incorporated herein, and described as Suite 200 containing approximately 14,784 rentable square feet (hereinafter called the "Premises") of the building at 3600 West 80th Street (the "3600 Building"), in the City of Bloomington, County of Hennepin, State of Minnesota. The term Building as it is used herein shall consist of the 3600 Building and the building at 3500 West 80th Street, Bloomington, Minnesota and the land thereunder all as set forth in Exhibit A-2 hereto.

     B. Notwithstanding anything in this Lease Agreement to the contrary, until Substantial Completion (as defined below) of the Tenant Improvements (as defined below) to the Premises, Tenant shall occupy under this Lease Agreement that portion of the 3600 Building consisting of (i) the Existing Premises (as defined below) and (ii) Suite 140 (as defined below) containing approximately 2,567 rentable square feet and graphically shown on Exhibit A-3 attached hereto ("Suite 140"), which Suite 140 shall be leased by Tenant in its current "as is" condition; provided, however, Tenant shall temporarily vacate and surrender possession to Landlord of both Suite 230 (as defined below) and Suite 235 (as defined below), all in accordance with the provisions of Article 5 below (hereinafter the Existing Premises together with Suite 140 are referred to as the "Transition Space").

ARTICLE 1 - TERM

     To have and to hold (i) said Transition Space for a term (for purposes of Articles 3 and 6 below, the "Transition Term") commencing upon full execution of this Lease Agreement and ending upon Substantial Completion of the Tenant Improvements to the Premises and (ii) said Premises for a term (for purposes of Articles 3, 5, 6 and 32 below, the "Premises Term") commencing upon Substantial Completion of the Tenant Improvements to the Premises upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto (hereinafter the Transition Term and the Premises Term are collectively referred to as the "Term").

ARTICLE 2 - USE

     The Transition Space and the Premises shall be used by the Tenant solely for the following purposes: General office use

ARTICLE 3 - RENTALS

     During the Transition Term Tenant shall pay to the Landlord as minimum rental (hereinafter called "Minimum Rental") for the Transition Space $8,146.00 per month without notice, set-off or demand. During the Premises Term, Tenant shall pay to Landlord as Minimum Rental for the Premises, without notice, set-off or demand, the following amounts per month:

     Period of Premises Term           Annual Rate Per Rentable Square Foot    Monthly Minimum Rental
     -----------------------           ------------------------------------    ----------------------

Calendar months 1 to 36, inclusive                    $ 14.00                        $ 17,248.00
Calendar months 37 to 84, inclusive                   $ 15.00                        $ 18,480.00

said monthly installments to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment. Pursuant to Article 6 hereof, Landlord's estimated Operating Expenses for 1998 are $6.31 per rentable square foot and estimated Real Estate Taxes payable in 1998 are $4.92 per rentable square foot.

ARTICLE 4 - CONSTRUCTION

     Plans and/or a description for permanent improvements to the Premises are attached hereto as Exhibit A-4 and by this reference incorporated herein (hereafter called the "Plans"). The Plans have been approved by each of Landlord and Tenant. The parties acknowledge that the Plans are to modify the Premises to accommodate Tenant's intended use. Landlord shall be responsible for constructing the improvements as shown on the Plans (hereafter called "Tenant Improvements") for and on behalf of Tenant. Landlord and Tenant have agreed that the costs of such Tenant Improvements shall be paid by Tenant, although initially advanced by Landlord, with said costs to be reimbursed to Landlord by Tenant as part of Tenant's payments of Minimum Rental as set forth in Article 3 above. Any improvements to the Premises, other than as shown on the Plans, and the furnishing of the Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this Lease Agreement, including compliance with all applicable governmental laws, ordinances and regulations.

ARTICLE 5 - POSSESSION

     A. Tenant acknowledges that it is currently in possession of a portion of the Premises hereunder in the 3600 Building consisting of (i) Suite 200 containing approximately 7,549 rentable square feet ("Suite 200"), (ii) Suite 230 containing approximately 1,368 rentable square feet ("Suite 230") and
(iii) Suite 235 containing approximately 783 rentable square feet ("Suite 235") (hereinafter Suite 200, Suite 230 and Suite 235 are together referred to as the "Existing Premises") pursuant to the terms of the Existing Lease (as defined in
Article 33 below). In order to accommodate the Tenant Improvements to be made to those portions of the Premises comprising the Existing Premises, Tenant agrees (i) upon notice from Landlord, temporarily vacate and surrender possession of Suite 230 and Suite 235 to Landlord and (ii) the Tenant Improvements shall be performed in phases and/or stages ("Phases") at such times and in such areas ("Construction Areas") as Landlord and Tenant shall mutually agree. Subject to Article 32 below, Tenant shall be responsible for any relocating of its furniture, equipment and employees out of and into Construction Areas and Suite 140 prior to and after completion of the given Tenant Improvements to be performed in a Construction Area, including the disassembling, relocating and reassembling of work stations and the disconnecting and reconnecting of Tenant's telecommunications lines. Landlord and Tenant shall cooperate in the scheduling and coordinating of the timing of the Phases so as to minimize, to the extent reasonably possible, the costs of such work and the disruption of Tenant's business. Upon Substantial Completion of the Tenant Improvements to the Premises, Tenant shall vacate and deliver possession of Suite 140 to Landlord leaving same in the condition required by this Lease Agreement.


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     B.   As used in this Lease Agreement, "Substantial Completion" of the
Tenant Improvements shall mean that date when the Tenant Improvements to the Premises have been completed to such an extent that Tenant may lawfully occupy the entire Premises and use the entire Premises for their intended purpose. By occupying the Premises as a Tenant, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement, except items which are not in compliance with the Plans and for which Tenant has given Landlord a written "punch list" within thirty (30) days of Tenant's first occupancy of the Premises, which "punch list" items Landlord agrees to complete, at its expense, as soon as reasonably possible. Immediately after Substantial Completion of the Tenant Improvements to the Premises, the Landlord and Tenant shall execute a ratification agreement which shall set forth the commencement and termination dates for the Premises Term and shall acknowledge the Minimum Rental, the square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES

     A. During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Operating Expenses (both as hereinafter defined) per square foot of rentable area in the Building multiplied by (i) 9,700 square feet of rentable area during the Transition Term and (ii) the number of square feet of rentable area in the Premises during the Premises Term, prorated for the period that Tenant occupied the Transition Space or Premises, as the case may be. Notwithstanding the preceding sentence, Tenant's share of the following Operating Expenses shall be computed on the basis of the cost of said expenses per rentable square foot of area within the Building actually occupied: cleaning, management, and energy expenses.

     B. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

     C. As soon as possible after the expiration of each calendar year, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund.

     D. For the purposes of this Article, the term "Real Estate Taxes" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "Operating Expenses" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles.

     E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a building for the fiscal year which is less than 12 calendar months.

     F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

ARTICLE 7 - UTILITIES AND SERVICE

     A. Landlord agrees to furnish water, electricity, elevator service, and janitorial service. In the event Tenant's requirements and/or usage of such utilities and services is substantially greater than is customarily supplied to a typical tenant in the Building, Landlord or Tenant may request that the difference in such requirement and/or usage be determined and that appropriate adjustments be made in the Minimum Rental provided for in Article 3 of this Lease Agreement.

     B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, all during normal business hours as defined in this Lease Agreement.

     C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder.

     D. for the purposes of this Article 7, normal business hours shall be deemed to mean the period of time between 8:00 a.m. and 5:00 p.m., Monday through Friday, and specifically excluding Saturdays, Sundays and legal holidays.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

     Except in the event of negligence of Landlord, its agents, employees or contractors. Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by Landlord's gross negligence.

ARTICLE 9 - CARE OF PREMISES

     A.   Tenant agrees:

     1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;
     2.   To keep the Premises in a clean and sanitary condition;
     3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;
     4. To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord;
     5.   To preserve and protect all carpeted areas; and
     6. To obtain Landlord's prior approval of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme.


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     B.   If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

ARTICLE 10 - NON-PERMITTED USE

     Tenant agrees to use the Premises only for the purposes set forth in
Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant's use or occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb.

ARTICLE 11 - INSPECTION

     The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements.

ARTICLE 12 - ALTERATIONS

     Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural components of the Building without the prior written consent of the Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs, additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. The Landlord as a condition to said consent may require a surety performance and/or payment bond from the Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS

     Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord. Tenant shall have the right to have its name listed on the directory in the lobby of the 3600 Building and, in addition, to have listed said directory up to two (2) additional suites for subtenants of Tenant.

ARTICLE 14 - COMMON AREAS

     A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by the Landlord.

     B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

     C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas.

     D. Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with Landlord. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

     A. Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance. Notwithstanding anything herein to the contrary,
(i) Tenant shall have the right to sublease up to approximately 1,562 rentable square feet of the Premises to Lawrence H. Hendrickson and up to approximately 720 rentable square feet of the Premises to Walter H. Hilgenberg, without the consent of Landlord (the "Approved Subtenants") and (ii) Tenant may assign this Lease Agreement to any Affiliate of Tenant without the consent of Landlord. As used herein, an "Affiliate" shall be any entity which either controls, is controlled by or is under common control with Tenant. If Tenant is a corporation or a partnership, transfer of a controlling interest of Tenant other than by the issuance of shares of stock of Tenant in a public offering of such stock shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assigns this Lease Agreement, whether to an Affiliate or an approved Subtenant, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall provide the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment of sublease shall be paid directly to Landlord. In any event no subletting or assignment, including to an Affiliate or an Approved Subtenant, shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. At Landlord's option, Landlord may terminate the Lease Agreement in lieu of giving its consent to any proposed assignment of this Lease Agreement or subletting of the Premises (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant).


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
     B. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY

     If the Building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Premises is damaged by fire or other casualty, and Landlord does not elect to terminate this Lease Agreement, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. Notwithstanding anything herein to the contrary, if the Premises are damaged or destroyed and in the reasonable opinion of Landlord, Landlord is unable to restore the Premises to as near the condition thereof which existed immediately prior to such damage or destruction within six
(6) months from the date of such damage or destruction, then Tenant shall have the right to terminate this Lease agreement effective on the date of such damage or destruction by giving written notice to Landlord of such termination.

ARTICLE 17 - WAIVER OF SUBROGATION

     Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

ARTICLE 18 - EMINENT DOMAIN

     If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER

     On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant, at the option of Landlord, in which event Tenant shall at its expense repair any damage caused thereby. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, wordprocessing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS

     If any one or more of the following occurs; (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default; or (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of $500.00 if any sum due Landlord hereunder has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT

     Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER

     Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession the Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes any one of (i) renewal of this Lease Agreement for one year, and from year to year thereafter, or (ii) creation of a month-to-month tenancy, or (iii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the minimum Rental shall be double the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt or any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION

     Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement or Tenant in the event of foreclosure provided the Tenant is not in default. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form, as required by Landlord's mortgagee. In the event of any mortgagee electing to have the Lease Agreement a prior incumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in incumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY

     A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other Tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

     B. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the premises. Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied that the construction of the Building and the Premises, including the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. Tenant further represents that it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

     C. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES

     All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail, at the Premises and at the address, if any, set forth on page 6 of this Lease Agreement. Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW

     This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN

     In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within Five (5) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 28 - SECURITY INTEREST

     (Intentionally Omitted)

ARTICLE 29 - BROKERAGE

     Each of the parties represents and warrants that with the exception of any brokerage commissions payable to United Properties Brokerage Company which shall be paid by Landlord, there are no claims for brokerage commissions or finder's fees in connection with this Lease Agreement, and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of attorney's fees in connection therewith.

ARTICLE 30 - SUBSTITUTION

     (Intentionally Omitted)

ARTICLE 31 - ESTOPPEL CERTIFICATES

     Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 32 - ALLOWANCES

     Upon commencement of the Premises Term, Landlord shall pay to Tenant allowances for the following purposes:

          Cabling                       -    $15,000.00; and
          Dismantling Workstations      -    $10,000.00

ARTICLE 33 - EXISTING LEASE

     The parties hereto acknowledge that Tenant is currently in possession of the Existing Premises pursuant to that certain lease agreement entered into by Tenant's predecessor in interest with Landlord dated March 30, 1990, as amended on July 23, 1990, January 20, 1994, March 28, 1994, October 3, 1995, March 31,
1997 and again on December 9, 1997 (the "Existing Lease"). Upon full execution of this Lease Agreement (the "Effective Date") by the parties hereto, the Existing Lease shall terminate and be of no further force or effect, provided, however, the Existing Lease shall continue in full force and effect with respect to events or conditions occurring prior to the Effective Date.

ARTICLE 34 - OPTION TO RENEW

     Provided Tenant is not in default under this Lease Agreement at the time of giving the Renewal Notice (as defined below) or at any time thereafter to and including the commencement of the Extended Term (as defined below), Tenant shall have the right to extend the Term of this Lease Agreement for one (1) additional period of at Tenant's option, two (2) years, three (3) years or (5) years (the "Extended Term"). Tenant shall exercise its right to extend the Term of this Lease Agreement by giving written notice to Landlord of Tenant's intention to do so no later than seven (7) months prior to commencement of the Extended Term and specifying therein whether a two (2) year, a three (3) year or a five (5) year Extended Term has been elected by Tenant, time being of the essence (the "Renewal Notice"). If no such renewal Notice is timely given, the Lease Agreement shall expire as of the end of the initial Term. If such Renewal Notice is timely given, all of the terms, covenants and conditions of this Lease Agreement shall apply to the Extended Term; provided, however, Tenant shall have no further right to extend the Term of this Lease Agreement, the Premises shall be leased by Tenant during the Extended Term in their then current "as is" condition without any obligation of Landlord to make any improvements or betterments of any kind, and the Minimum Rental payable during the Extended Term shall be at the market rate as reasonably determined by Landlord.

ARTICLE 35 - GENERAL

     This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation and in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. (Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and without effect.) Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 36 - EXCULPATION

     Tenant agrees to look solely to Landlord's interest in the Building for recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment.

     IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT:                                   LANDLORD:

CLARK/BARDES, INC.                        NORTHLAND CENTER LIMITED PARTNERSHIP
  D/B/A BANK COMPENSATION                 By: The Northland Company
  STRATEGIES GROUP                            Managing General Partner


By: /s/ RICHARD C. CHAPMAN                By: /s/ BOYD B. STOFER
   ------------------------                   ------------------------
        Richard C. Chapman                        Boyd B. Stofer
        President & CEO,                          Vice President
        BCS Division

                                          By: /s/ FRANK J. DUTKE
                                              ------------------------
                                                  Frank J. Dutke
                                                  Assistant Secretary

                                                                     EXHIBIT A-1


                                  [FLOOR PLAN]


SUITE #200
NORTHLAND EXECUTIVE OFFICE CENTER
SECOND FLOOR
3600 W. 80TH STREET
BLOOMINGTON, MINNESOTA

                                                                     EXHIBIT A-2

                                     [MAP]

Legal Description:

Lot 1 (3500 W. 80th Street) and Lot 2 (3600 W. 80th Street), Block 1, Northland Center 2nd Addition according to the recorded plat thereof, Hennepin County, Minnesota.


                       NORTHLAND EXECUTIVE OFFICE CENTER

                           3500/3600 WEST 80TH STREET

                          BLOOMINGTON, MINNESOTA 55431

                                                                     EXHIBIT A-3


                                  [FLOOR PLAN]

SUITE #140

NORTHLAND EXECUTIVE OFFICE CENTER
FIRST FLOOR
3600 W. 80TH STREET
BLOOMINGTON, MINNESOTA

                                                                     EXHIBIT A-4

                                  [FLOOR PLAN]

                                  STORAGE AREA
                               LICENSE AGREEMENT

     This License Agreement made this 24th day of April, 1998, by and between NORTHLAND CENTER LIMITED PARTNERSHIP, a Minnesota limited partnership ("Licensor") and CLARK/BARDES, INC. D/B/A/ BANK COMPENSATION STRATEGIES GROUP, a Texas corporation ("Licensee").

     WITNESSETH:

     In consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which is acknowledged, Licensor and Licensee mutually agree as follows:

     1. GRANT: Licensor hereby grants to Licensee, for the sole purpose of storage of files, papers and other office business property, 127 square feet of storage space located in the basement level of the building at 3600 West 80th Street, Bloomington, Minnesota, and (if so attached) covering the specific area designated on Exhibit A to this License.

     2. TERM: The term of this License shall be coterminous with the term of the Office Lease (as defined below).

     3. LICENSE FEE: Licensee shall pay as its fee for this License for the storage space the sum of $9.00 per square foot per year in 12 equal installments of $95.00 on or before the first day of each month to United Properties, Northland Executive Office Center, 3500 West 80th Street, Suite 200, Bloomington, Minnesota, 55431, or at such other address that Licensor may designate. In the event the term of this License commences on other than the first day of a month, the fee will be prorated for such month.

     4. RIGHT OF RE-ENTRY: Licensee agrees that this License is made upon the condition that if the Licensee shall fail to pay the license fee when due, fail to keep any term or condition of this license, or shall neglect or fail to keep, observe and perform any of the rules and regulations from time to time adopted and promulgated by Licensor for the operation of the storage area, then in any of said cases the Licensor may immediately or at any time thereafter and without notice or demand, retake possession of the storage area, without such re-taking working a forfeiture of the license fee to be paid by Licensee for the full term of this License and may, at Licensor's election, license the storage area on such terms and conditions and for such fees and for such time as Licensor may elect. In the event of such retaking Licensee agrees to return to Licensor any and all keys and/or admittance cards, upon notice from Licensor.

     5. STORAGE AREA OPERATION: It is specifically understood and agreed that the storage area is operated without constant staffing and that Licensor shall not be responsible for any loss, damage or casualty sustained by Licensee for the loss of any articles, personal property or any such other items from Licensee's licensed storage area. Licensor shall not be liable to Licensee for any water damage to Licensee's property by reason of water leakage or water seepage through concrete or dampness.

     6. OFFICE LEASE: Licensee presently has (or is contemporaneously executing) a lease for office space within the building or building complex in which the storage area is located ("Office Lease"). For purposes of this License Agreement, the following terms and conditions of the Office Lease are incorporated herein by reference and shall be applicable to the storage space:

     Article 8 (Non-liability of Landlord); Article 9 (Care of Premises);
     Article 10 (Non-Permitted Use); Article 11 (Inspection); Article 12 (Alterations); Article 16 (Loss by Casualty); Article 17 (Waiver of Subrogation); Article 18 (Eminent Domain); Article 19 (Surrender); Article 21 (Landlord's Default); Article 23 (Subordination); Article 24 (Indemnity, Insurance and Security); Article 25 (Notices); and Article 31 (Estoppel Certificates).

     A termination of the Office Lease, whether by expiration of the term or otherwise, shall automatically constitute a termination of this License Agreement.

     7. SUBSTITUTION: Licensor has the right to substitute storage space at a location other than as shown in Exhibit A, provided, however that the substituted space shall contain substantially the same square footage, shall be within the same building or building complex and the cost of moving any of Licensee's stored property shall be at Licensor's sole expense.

(LICENSEE)                                 (LICENSOR)

CLARK/BARDES, INC.                         NORTHLAND CENTER LIMITED PARTNERSHIP
D/B/A/ BANK COMPENSATION STRATEGIES GROUP  By: The Northland Company
                                           Managing General Partner

By: /s/ RICHARD C. CHAPMAN                By: /s/ FRANK J. DUTKE
    ------------------------                  ------------------------
        Richard C. Chapman                       Frank J. Dutke
        President and CEO, BCS Division          Assistant Secretary

                        PARKING GARAGE LICENSE AGREEMENT

Parking Stalls:  46, 48, 52 and 65         Address:  3600 West 80th Street
                                                    Bloomington, Minnesota

     This License Agreement made this 24th day of April, 1998, by and between NORTHLAND CENTER LIMITED PARTNERSHIP, a Minnesota limited partnership ("Licensor") and CLARK/BARDES, INC. D/B/A/ BANK COMPENSATION STRATEGIES GROUP, a Texas corporation ("Licensee").

     WITNESSETH:

     In consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which is acknowledged, Licensor and Licensee mutually agree as follows:

     1. GRANT: Licensor hereby grants to Licensee, for the sole purpose of parking the automobile(s) described in Licensee's application attached hereto, four (4) assigned parking stall(s) in the parking garage ("GARAGE") located in the basement level of the building at the above referenced address and covering the specific stall(s) designated at the top of the page of this License.

     2. TERM: This License shall be coterminous with the term of the Office Lease (as defined below).

     3. LICENSE FEE: During the initial Term of the Office Lease, Licensee shall pay as its fee for this License the sum of $85.00 per month per parking stall on or before the first day of each month to United Properties, 3500 West 80th Street, Bloomington, Minnesota 55431, or at such other address that Licensor may designate; together with any sales, use or other tax (excluding income tax) payable or which may become payable by Licensor as a result of said fee. In the event the term of this License commences on other than the first day of a month, the fee will be prorated for such month. The License Fee shall commence on the date Licensor delivers a GARAGE door operator(s) or admittance card(s) to Licensee. The License Fee shall terminate on the expiration date of the license or on the date the Licensee returns the GARAGE door operator(s) and/or admittance card(s) whichever occurs last. The fee for GARAGE parking may be adjusted from time to time beginning June 1, 2001, to whatever fee Licensor is then charging for GARAGE parking stalls.

     4.   NEGATIVE COVENANTS: Licensee shall not:

     a) Park more than one (1) standard sized (or smaller) automobile per parking stall licensed herein, in the GARAGE, at the same time.

     b) Allow any non-authorized automobile to be parked in Licensee's parking stall(s).

     c)   Allow any automobile to be stored overnight in the Parking Garage.

Upon breach of any covenant set forth in this Paragraph 4 by Licensee, Licensor may, at its option, and in addition to Licensor's remedies provided in paragraph 5 hereof, charge Licensee the sum of $30.00 for each day of any such violation, and/or may tow or have towed any automobile which is parked in violation of any covenant set forth in this paragraph 4, and in such case Licensee agrees to pay Licensor as an additional license fee hereunder all towing and storage costs associated with said towing.

     5. RIGHT OF RE-ENTRY AND EXPIRATION: Licensee agrees that this License is made upon the condition that if the Licensee shall fail to pay the License Fee when due, fail to keep any term or condition of this License, or shall neglect or fail to keep, observe and perform any of the rules and regulations from time to time adopted and promulgated by Licensor for the operation of the GARAGE, then in any of said cases the Licensor may immediately or at any time thereafter and without notice or demand, retake possession of the parking stall(s), without such re-taking working a forfeiture of the License Fee to be paid by Licensee for the full term of this License and may, at Licensor's election, license the parking stall(s) on such terms and conditions and for such fees and for such time as Licensor may elect. In the event of such retaking or at the end of the Term, Licensee agrees to return to Licensor any and all GARAGE door operator(s) and/or admittance cards, upon notice from Licensor. Licensee shall pay to Licensor, Licensor's replacement/lost fee for all such operator(s) and/or admittance cards not returned.

     6. PARKING GARAGE OPERATION: It is specifically understood and agreed that the GARAGE area is operated without constant staffing and that Licensor shall not be responsible for any loss, damage or casualty sustained by Licensee's automobile or for the loss of any articles, personal property or any such other items from Licensee's automobile, unless cause by the willful acts or negligence of Licensor, its agents and employees. Licensor shall not be liable to Licensee for any water damage to Licensee's property by reason of water leakage or water seepage through concrete into or on the automobile.

     7. OFFICE LEASE: Licensee presently has (or is contemporaneously executing) a lease for office space within the building in which the Garage is located.

     a. A default in this License Agreement shall constitute a default under Licensee's Office Lease with Licensor and entitle Licensor to all remedies provided therein including the termination of the Office Lease.

     b. A termination of the Office Lease, whether by expiration of the term or otherwise, shall automatically constitute a termination of this License Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this License Agreement as of the day and year first above written.


(LICENSEE)                                (LICENSOR)

CLARK/BARDES, INC.                        NORTHLAND CENTER LIMITED PARTNERSHIP
D/B/A/ BANK COMPENSATION STRATEGIES GROUP By: The Northland Company,
                                          Managing General Partner

By: /s/ RICHARD C. CHAPMAN                By: /s/ FRANK J. DUTKE
   ------------------------                  ------------------------
        Richard C. Chapman                       Frank J. Dutke
        President and CEO, BCS Division          Assistant Secretary

                                  LICENSE AGREEMENT
                       NORTHLAND EXECUTIVE OFFICE CENTER
                                  PARKING RAMP

     This License Agreement made this 24th day of April, 1998, by and between NORTHLAND CENTER LIMITED PARTNERSHIP, a Minnesota limited partnership ("Licensor") and CLARK/BARDES, INC. D/B/A/ BANK COMPENSATION STRATEGIES GROUP, a Texas corporation ("Licensee"),

     WITNESSETH:

     In consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which is acknowledged, Licensor and Licensee mutually agree as follows:

     1. GRANT: Licensor hereby grants to Licensee, for the sole purpose of parking the automobile(s) described in Licensee's application attached hereto, 30 unassigned parking space(s) in the restricted parking areas of the parking ramp ("RAMP") located at the Northland Executive Office Center, 3500-3600 West 80th Street, Bloomington, Minnesota.

     2. TERM: The term of this License shall be coterminous with the term of the Office Lease (as defined below).

     3. LICENSE FEE: Licensee shall pay as its fee for this License the sum of $10.00 per admittance card on or before the first day of each month to United Properties, Northland Executive Office Center, 3500 West 80th Street, Minneapolis, Minnesota, 55431, or at such other address that Licensor may designate; together with any use, sales or other tax (excepting income tax) payable or which may become payable by Licensor as a result of said fee. In the event the term of this License commences on other than the first day of a month, the fee will be prorated for such month. The License Fee shall commence on the date Licensor delivers a RAMP gate operator(s) or admittance card(s) to Licensee. The License Fee shall terminate on the expiration date of the license or on the date the Licensee returns the RAMP gate operator(s) and/or admittance card(s) whichever occurs last. The fee for RAMP may be adjusted from time to time beginning June 1, 2001, to whatever fee Licensor is then charging for RAMP parking stalls.

     4.   NEGATIVE COVENANTS: Licensee shall not:

               a) Park more than one (1) standard sized (or smaller) automobile per admittance card in the RAMP, at any one time.

               b) Allow any non-authorized automobile to be parked in the RAMP through use of Licensee's issued admittance card.

               c)   Allow any automobile to be stored overnight in the RAMP.

     Upon breach of any covenant set forth in this Paragraph 4 by Licensee, Licensor may, at its option, and in addition to Licensor's remedies provided in paragraph 5 hereof, charge Licensee the sum of $25.00 for each day of any such violation, and/or may tow or have towed any automobile which is parked in violation of any covenant set forth in this paragraph 4, and in such case Licensee agrees to pay Licensor as an additional license fee hereunder all towing and storage costs associated with said towing.


     5. RIGHT OF RE-ENTRY AND EXPIRATION: Licensee agrees that this License is made upon the condition that if the Licensee shall fail to pay the license fee when due, fail to keep any term or condition of this license, or shall neglect or fail to keep, observe and perform any of the rules and regulations from time to time adopted and promulgated by Licensor for the operation of the RAMP, then in any of said cases the Licensor may immediately or at any time thereafter and without notice or demand, retake possession of the parking stall(s), without such re-taking working a forfeiture of the license fee to be paid by Licensee for the full term of this License. In the event of such retaking or at the end of the Term, Licensee agrees to return to Licensor any and all RAMP gate operator(s) and/or admittance cards, upon notice from Licensor. Licensee shall pay to Licensor, Licensor's replacement/lost fee for all such operator(s) and/or admittance cards not returned.

     6. PARKING RAMP OPERATION: It is specifically understood and agreed that the RAMP area is operated without constant staffing and that Licensor shall not be responsible for any loss, damage or casualty sustained by Licensee's automobile or for the loss of any articles, personal property or any such other items from Licensee's automobile. Licensor shall not be liable to Licensee for any water damage to Licensee's automobile by reason of water leakage or water seepage through concrete into or on the automobile.

     7. OFFICE LEASE: Licensee presently has (or is contemporaneously executing) a lease for office space within Northland Executive Office Center ("Office Lease").

          a. A default in this License Agreement shall constitute a default under Licensee's Office Lease with Licensor and entitle Licensor to all remedies provided therein including the termination of the Office Lease.

          b. A termination of the Office Lease, whether by expiration of the term or otherwise, shall automatically constitute a termination of this License Agreement.

     8. AUTHORIZED VEHICLES: Licensee agrees, upon request from Licensor, to furnish Licensor or its authorized agent, the state automobile license number(s) assigned to those automobile(s) of those persons employed on the premises and who are designated by Licensee to use the RAMP. Any such designation shall not exceed the number of stalls licensed hereunder. If any automobile of Licensee or of Licensee's officers, agents or employees who is not designated to park in the RAMP is parked therein, then Licensee shall pay to Licensor an amount equal to $25 per day for each such vehicle for each day, or a part thereof, such amount to be due and payable by Licensee within three (3) days after demand therefor.

     9. Licensor shall have the right, upon thirty (30) days prior written notice to Licensee, to cancel this License Agreement and allow the Parking RAMP to be used on an unrestricted basis for all tenants and their invitees.
Licensee from and after the cancellation date specified in such written notice, shall have no further obligation for the payment of rental hereunder but the use of such Parking RAMP shall be subject to the terms of paragraphs 4(c), 6 and 7 hereof.

(LICENSEE)                                (LICENSOR)

CLARK/BARDES, INC.                        NORTHLAND CENTER LIMITED PARTNERSHIP
D/B/A BANK COMPENSATION STRATEGIES GROUP  By: The Northland Company
                                          Managing General Partner

By: /s/ RICHARD C. CHAPMAN                By: /s/ FRANK J. DUTKE
   ------------------------------------       ----------------------------------
        Richard C. Chapman                        Frank J. Dutke
        President and CEO, BCS Division           Assistant Secretary